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                                                                   EXHIBIT 10.87

                                    JCB INC.
                            JCB DEALERSHIP AGREEMENT

AN AGREEMENT made this 12th day of October 1999, between JCB Inc., a Maryland corporation, with its principal place of business at 10939 Philadelphia Road, White Marsh, Maryland 21162 ("JCB") and, CRESCENT MACHINERY COMPANY D/B/A MOODY DAY, INC. a TEXAS corporation, with its principal place of business at 2323 IRVING BOULEVARD, DALLAS, TEXAS 75207 (the "Dealer").

                                   WITNESSETH:

1. DEFINITIONS

The following words and expressions as used in this Agreement are defined as indicated.

1.1 "Buyer" - the end user of a JCB Product by way of purchase, lease, or rental.

1.2 "JCB Products" - the Machines, Equipment and Parts included within the JCB Product Groups designated below, and marketed by JCB from time to time, as described and further defined in JCB's Machine and Equipment Price List and JCB's Parts Catalog, as amended from time to time by JCB.

A.  HEAVY LINE
    Al Industrial Wheel Tractors
    A2 Wheel Loaders
    A3 210SL/210SU/212SU

B.  MATERIALS HANDLING LINE
    B1  Materials Handling Loadall Range
    B2 Fixed Mast Rough Terrain Forklifts

C.  COMPACT LINE
    Cl Tracked Mini Excavators
    C2 Skid Steer Loaders (Robot)
    C3 Skid Steer Backhoe Loader (208S MiniMaster

1.3 The "Area of Primary Responsibility" -

In the State of Texas, the Counties of:

    COLLIN     COOKE      DALLAS       DENTON
    ELLIS      ERATH      FANNIN       GRAYSON
    HOOD       HUNT       JACK         JOHNSON
    KAUFMAN    MONTAGUE   PALO PINTO   PARKER
    ROCKWALL   SOMERVELL  TARRANT      WISE

1.4 "Customers of Primary Responsibility" - End users whose intended use falls into one or more of the categories designated below and who are purchasing, leasing or renting the JCB Products designated below for that intended use.




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Customers of Primary Responsibility                Designated JCB Product Groups

Governmental Use                                 A(l,2,3):B(l,2):C(l,2,3)
                                                 -----------------------
(Federal, State/Provincial, County,Local/City/Town/Village)


General Excavating and Construction Use          A (1,2, 3): B (1,2): C (1,2, 3)
                                                 ------------------------------
(Construction, Excavation, Landscaping, Mining/Quarrying, Infrastructure)

General Industrial Manufacturing Use             A (1,2,3): B (1,2): C (1,2,3)
                                                 ----------------------------
(Industrial, Manufacturing, Recycling, Utilities, Equipment Services, Forestry)

General Agricultural Use
(Crop/Specialty Crop/Livestock Production, Dairy, Nurseries)

Other (specify)

Dealer represents and warrants to JCB that it has expertise and experience in dealing with end users falling into the categories of Customers of Primary Responsibility designated above. Dealer shall be permitted to sell, rent or lease JCB Products to any customer of its choosing, but JCB reserves the right to in part or in whole measure the adequacy of Dealer's performance by the market penetration which Dealer achieves with Customers of Primary Responsibility located within the Area of Primary Responsibility.

2. PURCHASE AND SALE OF JCB PRODUCTS, TERMS, PRICES.

JCB agrees to sell and the Dealer agrees to purchase JCB Products under the terms of this Agreement. The required terms of payment with respect to all purchases by the Dealer and the finance plans made available at the discretion of JCB to qualified dealers shall be those specified on the invoice at the time of shipment or in the applicable Schedule of Payment Terms and Finance Plans, as published by JCB from time to time. The prices which the Dealer shall pay for JCB Products shall be those specified at the time of shipment in the applicable Price List and Schedule of Terms and Discounts, as published by JCB from time to time. JCB may in its sole discretion amend the Schedule of Payment Terms and Finance Plans, Price Lists and/or Schedule 2




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of Terms and Discounts, and any such amendment shall be effective on the date specified therein, or if no date is specified, upon delivery to the Dealer, and shall apply to all unshipped orders other than orders accepted in writing by JCB prior to the effective date.

3. COVENANTS OF THE DEALER WITH RESPECT TO SALES, PRODUCT SUPPORT AND
PERFORMANCE.

The Dealer shall: (a) employ and maintain competent sales, product support and other personnel adequately trained on JCB Products to carry out the Dealer's responsibilities under this Agreement; (b) purchase, display and demonstrate JCB Products and take such other actions as may be necessary or appropriate to vigorously pursue the sale and product support of JCB Products to Customers of Primary Responsibility located in the Area of Primary Responsibility; (c) carry out free of charge to its Buyers and JCB, for each JCB Product sold, leased or rented, the routine pre-delivery and follow-up service specified in the JCB North American Warranty Policy and Procedures Manual in effect at the date of delivery of the JCB Product to the Buyer; (d) provide prompt, expert and courteous product support, including follow-up maintenance, warranty and non-warranty service, with respect to all JCB Products located in the Area of Primary Responsibility, regardless of when, where, or by whom sold, and subject to Section 4 of this Agreement, during the one year following the date of sale, give the same product support to Buyers of all JCB Products sold by the Dealer which are located outside the Area of Primary Responsibility; (e) carry out without charge to the owners of JCB Products such modifications to JCB Products located in the Area of Primary Responsibility as may be required by JCB (JCB being responsible for reimbursement of reasonable costs incurred by the Dealer in connection therewith); (f) not deliver any JCB Product until it has been correctly assembled, adjusted and inspected, copies of operator's and/or product support manuals for that JCB Product have been furnished to the Buyer, and the Buyer or anyone he designates has been instructed as to the safe and proper operation and maintenance of the JCB Product; (g) submit to the Buyer all pertinent information furnished by JCB for delivery with the JCB Product; (h) maintain a sufficient supply of current JCB sales and product support publications, parts catalogs and related items which may be supplied by JCB (all such items being initially supplied by JCB in reasonable quantity free of any charge to the Dealer); and (i) forward to JCB within fourteen days of the delivery of a JCB Product to a Buyer a copy for the JCB Delivery Report in respect of such JCB Product.

The Dealer's method of operation in complying with the foregoing, including its form of organization, management responsibilities, promotional activities, marketing plan, sales efforts and business affairs, are solely under the control of, and the responsibility of the Dealer. However, JCB may from time to time conduct performance reviews of Dealer's market penetration with Customers of Primary Responsibility located in the Area of Primary Responsibility, overall sales achievement, product support performance and customer satisfaction in the Area of Primary Responsibility, and in connection therewith, may inspect and review the Dealer's premises and operations, including all records relating to the purchase, sale and product support of JCB Products. JCB may report and discuss with the Dealer any observed deficiencies and related recommendations for improvement.

4. SALES OUTSIDE AREA OF PRIMARY RESPONSIBILITY.

Pursuant to the provisions of Sections 3(d) and 3(e) of this Agreement, the Dealer is obligated to provide follow-up maintenance, warranty and non-warranty service with respect to all JCB Products sold by the Dealer, wherever located, and all JCB Products located in the Area of Primary Responsibility. In furtherance of this obligation, and in order to insure that all JCB Products are provided with prompt and effective maintenance service, the Dealer agrees that in the event of a sale or rental of a JCB Product (other than replacement or




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repair parts) involving an expected initial substantial use (defined as use for
200 hours or more) outside of the Area of Primary Responsibility the following provisions shall be applicable.

4.1 Sales In Continental United States. In the event of a sale involving an expected initial substantial use outside of the Area of Primary Responsibility but within the continental United States, the Dealer will notify JCB of the location of such expected initial substantial use. A JCB dealer having an area of primary responsibility including the location of such expected initial substantial use and that sells such JCB Product (the "Servicing Dealer") shall be jointly responsible with the Dealer for providing the follow-up maintenance, warranty and non-warranty service with respect to such JCB Product. JCB shall assess the Dealer a fee of five percent (5%) of the standard dealer net price of such JCB Product as set forth in the Price List (the "Servicing Fee") in order to arrange for the follow-up maintenance, warranty and non-warranty service by the Servicing Dealer. JCB shall compensate the Servicing Dealer for agreeing to be jointly responsible with the Dealer for the follow-up maintenance, warranty and non-warranty service by crediting to the Servicing Dealer's account an amount equal to the Servicing Fee collected from the Dealer. The Dealer's payment of the Servicing Fee shall not release the Dealer of its obligations to provide the follow-up maintenance, warranty and non-warranty service with respect to such JCB Product. In the event that there is no JCB dealer with an area of primary responsibility including the location of such expected initial substantial use and/or that carries such JCB Product, the Dealer shall, in all cases, be solely responsible for the follow-up maintenance, warranty and non-warranty service and shall arrange with the Buyer to have such product support provided on a reasonable and efficient basis.

4.2 Exceptions to Servicing Fee. Notwithstanding the provisions of Section 4.1, the Dealer shall not be obligated to pay, and the Servicing Dealer shall not be entitled to a credit, for Servicing Fees with regard to any of the following transactions: (i) if the Dealer sells, rents, or leases to a Buyer and the Dealer's Area of Primary Responsibility includes the Buyer's regular place of business; or, (ii) if the Dealer sells or leases to a Buyer primarily engaged in equipment rental or equipment leasing that is owned by or affiliated with the Dealer; or, (iii) if with the prior written consent of JCB, the Dealer sells or leases a JCB Product in circumstances where a written contractual obligation exists between the Dealer and Buyer whereby the Dealer is obligated to provide product support.

4.3 Sales Outside Continental United States. In the event of a sale involving an expected initial substantial use outside of the continental United States, the Dealer will so notify JCB, and JCB may assess the Dealer a servicing fee of up to 10 percent (10%) of the standard dealer net price of such JCB Product as set forth in the Price List in order to arrange for the follow-up maintenance, warranty and non-warranty service to be provided at the place of initial substantial use.

5. LOCATION OF THE DEALER.

The Dealer shall maintain offices at the Dealer's principal place of business and the additional places of business described in Exhibit B attached hereto (if any). If permitted by applicable law, the Dealer may at any time establish additional places of business for the sale of JCB Products in the Area of Primary Responsibility, and each such place of business shall be governed by the terms of this Agreement. The Dealer shall provide JCB with written notice of its intention to establish additional places of business in the Area of Primary Responsibility at least thirty (30) days prior to commencing operations at any such locations. The Dealer may not, without the written consent of JCB, establish places of business for the sale and product support of JCB Products outside of the Area of Primary Responsibility.



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6.  SALES BY JCB.

JCB reserves the right to sell, lease or rent JCB products directly to any federal governmental entity, or to any other purchaser for use outside of the United States. JCB shall not be responsible for the payment to any dealer of any commission with respect to any such sale lease or rental; however, unless otherwise agreed in writing, JCB shall compensate the Dealer on a reasonable basis for delivery, installation, follow-up and warranty service actually provided for any such JCB Product which is located in its Area of Primary Responsibility.

7. REPORTS OF INVENTORY AND FINANCIAL STATUS.

The Dealer shall furnish at the close of its fiscal year and at such other times as JCB from time to time may designate, reports summarizing the JCB Products on hand and the sales activity of JCB Products during the period covered by the report, and financial statements showing the financial condition and operating progress of the Dealer (including a yearly balance sheet and income statement prepared in accordance with generally accepted accounting principles).

8. WARRANTY BY JCB.

OTHER THAN THE EXPRESS WARRANTY CONTAINED IN SECTION 8.1, NEITHER JCB NOR ANY AFFILIATED ENTITY MAKES TO THE DEALER ANY EXPRESS OR IMPLIED WARRANTY, CONDITION OR GUARANTEE, WHETHER STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. EXCEPT FOR THE EXPRESS LIABILITY OF JCB UNDER THIS EXPRESS WARRANTY, THE DEALER SHALL HAVE NO RIGHT TO ANY INCIDENTAL, CONSEQUENTIAL OR OTHER LOSS, DAMAGE OR INJURY BASED UPON A CLAIM OF BREACH OF WARRANTY, STRICT LIABILITY OR NEGLIGENCE, ARISING OUT OF THE SALE, LEASE, RENTAL, USE OR LOSS OF USE OF ANY JCB PRODUCT.

8.1 Compensation for fulfilling Standard Warranty. As its sole warranty to the Dealer, and as further specified in the JCB North American Warranty Policy and Procedures Manual (the "Warranty Manual") published by JCB from time to time, JCB shall provide repair and replacement materials free of charge and make reasonable labor allowances as may be prescribed by JCB from time to time, and thereby reimburse the Dealer for repair and replacement costs incurred in JCB's opinion in the fulfillment of the standard warranty specified in the Certificate of Warranty attached hereto as Exhibit A (the "Certificate of Warranty"), provided that the Dealer has complied with each of the following:

(a) The Dealer shall have given or caused to be given immediate written notice to JCB of any claim under the Certificate of Warranty specifying full particulars of the alleged defect, the machine number, the hours worked, the date the machine was delivered to the Buyer and the date the alleged defect became apparent, and if JCB shall so request, the Dealer shall return all defective parts to JCB at the cost of the Dealer.

(b) The Dealer shall have sent to JCB a copy of the JCB Delivery Report within fourteen (14) days from the date of delivery of the JCB Product to the Buyer.

(c) Where applicable, the Dealer shall have performed the pre-delivery and follow-up maintenance services specified in the Warranty Manual and shall have promptly returned to JCB the reports relating to such services.



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(d) The Dealer shall have complied with all other procedures and directives outlined in the Warranty Manual.

JCB shall in no event have any responsibility to the Dealer other than as specifically provided above. The Warranty Manual provided to the Dealer is intended as a guide with respect to the policies and procedures concerning the warranty expressed herein and in the Certificate of Warranty, and shall in no event be construed as an enlargement or extension of the warranty expressed herein and in the Certificate of Warranty.

8.2 Warranty to Buyer; Enlargement by the Dealer. The Dealer understands and agrees that JCB extends to the Buyer, and authorizes the Dealer to extend to the Buyer, only the standard warranty specified in the Certificate of Warranty. In the event the Dealer extends any warranty in addition to the warranty specified in the Certificate of Warranty (such as enlarging the scope or period of warranty or undertaking a warranty of merchantability or fitness for any particular purpose) or assumes any other obligation whatsoever, the Dealer shall: (a) be solely responsible therefor; (b) have no recourse against JCB therefor; and (c) defend, indemnify and hold JCB harmless against any claim or cause of action whatsoever arising out of, or occasioned by, the Dealer's extension of such additional warranty or obligation.

8.3. Returned Parts. In the event of the rejection by JCB of any claim or claims under its warranty to the Dealer, any part or parts returned to JCB pursuant to
Section 8.1(a) may be disposed of by JCB upon forty-five (45) days' written notice to the Dealer of JCB's intent to make such a disposal, provided that the Dealer may at any time prior to the expiration of such forty-five (45) days request return of any such part or parts at the Dealer's cost and expense.

8.4 Alteration or Amendment of Certificate of Warranty. NO EMPLOYEE OR REPRESENTATIVE OF JCB IS AUTHORIZED TO CHANGE THE CERTIFICATE OF WARRANTY IN ANY WAY OR GRANT ANY OTHER WARRANTY OTHER THAN THAT SPECIFIED IN THE CERTIFICATE OF WARRANTY AND THIS SECTION 8 UNLESS SUCH CHANGE IS MADE IN WRITING AND SIGNED BY AN OFFICER OF JCB. JCB may from time to time change the standard warranty specified in the Certificate of Warranty and this Section 8, and upon any such change, JCB shall deliver to the Dealer a new Certificate of Warranty signed by an authorized representative of JCB which shall be attached by the Dealer to this Agreement as Exhibit A and shall be made a part of this Agreement in the same manner as if originally incorporated herein as Exhibit A. Such new Certificate of Warranty shall take effect upon the date specified therein, or if no date is specified, upon delivery to the Dealer, and shall apply to all JCB Products thereafter delivered to the Dealer by JCB.

9. DEALER NOT AGENT.

The Dealer is in no way the legal agent of JCB or any of JCB's affiliates (including J C Bamford Excavators Limited), and the Dealer has no right or authority from JCB or any of JCB's affiliates to create or assume on behalf of JCB or such affiliates any obligations of any kind, expressed or implied. The Dealer shall not represent itself or hold itself out either directly or indirectly through its representatives, servants or otherwise to be the agent of JCB or any of JCB's affiliates. The Dealer agrees that without the written consent of JCB it will not use any JCB names, including the name "JCB", JCB Inc., or any corporate names of JCB affiliates, or any trademarks used in connection with JCB Products, as part of the corporate or business name of the Dealer, or in any other manner which JCB considers improper, misleading or detrimental to JCB's interest or the interest of any affiliated company.



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10. EXPIRATION AND TERMINATION.

Unless terminated according to the termination procedures described below, this Agreement shall be for an initial term of three years from the effective date hereof and shall automatically renew for successive one-year terms unless either the Dealer or JCB gives the other party written notice at least 180 days prior to the end of the then current term of its election to terminate this Agreement at the end of such term.

10.1 Mutual Consent. JCB and the Dealer may by mutual consent terminate part or all of this Agreement at any time.

10.2 Default. Written notice of termination may be given by JCB to the Dealer, or by the Dealer to JCB (except with respect to (i)), upon the occurrence of any one of the following events with respect to the party not giving such notice:
(a) insolvency; (b) filing of a voluntary petition in bankruptcy, or the filing of any involuntary petition in bankruptcy which is not terminated within sixty days of its commencement; (c) appointment of a receiver or a trustee for all or a substantial part of its property; (d) sale of all or substantially all of its assets; (e) assignment of its property for the benefit of creditors; (f) sales of secured property out of trust or any fraudulent transfer of secured property;
(g) failure to pay monies due the terminating party within twenty days after written notice of default; (h) any fraudulent conduct or material misrepresentation in connection with the transactions contemplated by this Agreement; and (i) any material change in the management or ownership of the Dealer, or any assignment in violation of Section 17 of this Agreement.

10.3 Dissatisfaction. Termination of this Agreement may occur upon the dissatisfaction of either party with the other party's performance under this Agreement (for reasons other than the causes stated in Section 10.2) through the initiation by the dissatisfied party of the following termination procedures:

(a) The party wishing to terminate this Agreement shall mail a notice to the other party (the "original notice") stating the reasons for dissatisfaction with the other party's performance under this Agreement.

(b) The party initiating the termination procedure shall specify a date not more than thirty (30) days after the issuance of the original notice for the other party to meet and discuss with the initiating party the area of dissatisfaction.

(c) The initiating party shall give the other party not less than one hundred fifty (150) days after the issuance of the original notice to correct, to the satisfaction of the initiating party, any alleged deficiencies in the other party's performance under this Agreement.

(d) If the initiating party decides after one hundred fifty (150) days following the issuance of the original notice that the other party's performance under this Agreement is still not satisfactory, the initiating party may notify the other party of the termination of this Agreement effective not less than thirty
(30) days from the date of the mailing thereof.

11. EFFECT OF EXPIRATION OR TERMINATION.

Upon complete termination of this Agreement pursuant to Section 10 hereof:

11.1 No releases, Indebtedness. Neither JCB nor the Dealer shall be released of any payment then owing to the other. All indebtedness and any other obligations of the Dealer to JCB shall become immediately due and payable.


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11.2 Cancellation of Orders. In the event of expiration or termination of the agreement, JCB agrees to complete shipment of any outstanding unshipped orders for JCB products provided satisfactory payment arrangements are in place.

11.3 Return of Catalogs and Other Materials. As reasonably requested by JCB, the Dealer shall promptly return all remaining promotional material, catalogs, price lists, product support manuals, bulletins, owner's manuals and current advertising material and other literature which was furnished to the Dealer by JCB. The Dealer shall deliver to JCB copies of all sales, warranty and ownership lists, product support history records and other material of any kind related to the sale and servicing of JCB Products.

11.4 No Association. The Dealer shall cease to operate as or represent that the Dealer is an authorized dealer of JCB and will refrain from any and all actions which will associate the Dealer with JCB. In addition, the Dealer will promptly remove from the Dealer's place(s) of business all signs and all advertising material or identifying marks that bear the name "JCB" or any names or trademarks of JCB Inc. or any of JCB's affiliates, and the Dealer shall not thereafter use such names and trademarks in any manner whatsoever.

11.5 Repurchase by JCB of JCB Products.

If the Dealer within thirty (30) days of the effective date of termination of this Agreement notifies JCB in writing that it desires to resell to JCB any JCB Products purchased by the Dealer from JCB, or if JCB gives similar notice to the Dealer of JCB's desire to repurchase any such JCB Products, JCB will purchase and the Dealer will sell at the prices specified below the following JCB
Products:

(a) All new, current, undamaged, salable and unused Machines and Equipment which were delivered to the Dealer during the one year immediately preceding the effective date of termination. The price to be paid by JCB shall be the net price charged to the Dealer (but not more than the current net price), less cash or any other discounts which may have been granted by JCB.

(b) All Parts which are subject to repurchase pursuant to the JCB Parts Return Policy as in effect from time to time; provided, however, that JCB shall not be obligated to repurchase any Parts originally purchased by the Dealer more than thirty-six (36) months prior to the effective date of termination of this Agreement. The price to be paid by JCB for each Part will be the price specified by the JCB Parts Return Policy as in effect from time to time.

In the case of a termination pursuant to Section 10.2 caused by action or inaction on the part of the Dealer, a termination by the Dealer pursuant to
Section 10.3, or the failure of the Dealer to agree to a renewal of this Agreement without material change or modification, the repurchase prices as specified above shall be original invoice charges. The Dealer shall return such JCB Products within thirty (30) days after notification to return is given by JCB. All items returned to JCB shall be packed and loaded by the Dealer, at no cost to JCB, and shipped at the Dealer's risk and expense to JCB's principal place of business as specified in this Agreement or such other place as may be reasonably designated by JCB. Upon receipt of such items JCB shall inspect the same and shall as soon as practicable issue credit for all such JCB Products returned which, in JCB's judgment, meet the requirements specified herein, subject to deduction and set-off for all indebtedness and other obligations of any kind due and owing from the Dealer to JCB or its affiliates or subsidiaries. The Dealer shall not be entitled to any payment or credit pursuant to this
Section 11.5 until the Dealer supplies satisfactory evidence to JCB that the Dealer has complied with the Bulk Sales Act and other applicable laws and that such JCB Products are free and clear of all claims, liens and encumbrances, except those which may exist in favor of JCB. The Dealer agrees to indemnify and hold JCB harmless with respect to any expense or loss arising from any such claim, lien or encumbrance or failure to comply with applicable law.


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11.6 Limitation of Liability. Neither JCB nor the Dealer shall be liable to the other for any damages caused by the termination of this Agreement, whether based upon loss of anticipated sales, prospective profits, expenditures, investments, leases, property improvements or other matters related to the business of the parties.

12. TRANSACTIONS AFTER EXPIRATION OR TERMINATION.

In the event that JCB and the Dealer have any dealings after termination of this Agreement, such dealings shall not be construed as a renewal of this Agreement nor as a waiver of such termination, but such dealings shall be construed according to terms identical to the provisions of this Agreement. JCB agrees to supply promptly at published dealer net emergency order prices, for a period not to exceed one year from the effective date of termination, parts and product support tools necessary to allow the Dealer to meet any product support contract commitments entered into prior to the effective date of termination which are specified and described in a schedule given to JCB prior to the effective date of such termination. If the Dealer sells or uses any JCB Products supplied under this Section 12 in any way other than as set forth herein, this provision shall be deemed null and void and JCB shall have no further obligation hereunder.

13. GENERAL TERMS OF SALE.

13.1 Acceptance of Order. No order submitted to JCB by the Dealer shall become effective unless and until it shall be accepted in writing by JCB. JCB may at any time refuse to accept orders and make shipment unless satisfactory arrangements and/or security for payment are made by the Dealer. Notwithstanding the terms expressed in any purchase order which may be accepted by JCB, the Dealer agrees that all purchases of JCB Products are made pursuant to this Agreement, and any terms and conditions in any purchase order not in compliance with or in addition to this Agreement shall not be a part of the contract of sale and shall not be binding upon JCB.

13.2 Delivery; Risk of Loss. Unless otherwise expressly agreed in writing, all prices are quoted "F.O.B." port of entry or "F.O.B." ex-White Marsh, Maryland (or such other location designated by JCB), and all costs and risk of loss from such point onward shall be borne by the Dealer. JCB shall not be liable for any loss or damage whatsoever arising in shipment. Any times quoted for delivery are to be computed from the date of acceptance by JCB of an order. All such times are estimates only and while every reasonable endeavor will be made to observe these times, JCB WILL NOT BE LIABLE FOR ANY LOSS, DAMAGE OR EXPENSE ARISING FROM FAILURE TO DELIVER WITHIN THE TIME QUOTED OR ANY AGREED EXTENSION THEREOF. Where a time for delivery is quoted such time for delivery shall be extended for a reasonable period and the order shall not be subject to cancellation if the delay is caused by industrial dispute, nonavailability of materials, fire, strike, labor dispute or any cause whatsoever beyond JCB's control.

13.3 Taxes. The Dealer shall pay all license fees, sales, privilege, use, personal property, and excise taxes, duties, and other fees, assessments or liens which may be assessed or levied by any governmental authority against any JCB Product in the possession of or in transit to, the Dealer, or which may arise from the sale or delivery of JCB Products. The Dealer agrees to indemnify and hold JCB harmless with respect to any such fee, tax, charge, assessment or lien.

13.4 Discontinuance of Sale. JCB may at any time and without prior notice discontinue the marketing of any JCB Product and make changes and improvements to the specifications, construction or design of JCB Products



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without incurring any obligation or liability to the Dealer or customers of the
Dealer. JCB Products so changed or improved shall be accepted by the Dealer in fulfillment of existing orders.

14. NO WAIVERS.

Any indulgence granted by JCB or the Dealer to the other and any neglect or failure by JCB or the Dealer to enforce any of the terms of this Agreement shall not be construed as a waiver of or prejudice any of the rights of JCB or the Dealer hereunder.

15. NOTICE.

Any notice required or permitted by this Agreement shall be sent by certified mail, return receipt requested, to the chief place of business of JCB or the Dealer as set forth at the beginning of this Agreement (unless sender shall have received ten (10) days' prior written notice of any change in address).

16. APPLICABLE LAW; INVALIDITY.

This Agreement shall in all respects be construed and interpreted in accordance with the laws of the state in which the Dealer's principal place of business is located as set forth in the first paragraph of this Agreement. Notwithstanding any other provision of this Agreement, if any provision of this Agreement, or the application of any provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to any other persons or circumstances, shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. ARBITRATION.

Except for matters relating to collection of amounts due under this Agreement, all disputes, controversies or differences arising in connection with or related to this Agreement or the validity, execution, performance, breach or termination of this Agreement shall be finally settled in an arbitration proceeding under the Rules of the American Arbitration Association by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, such Commercial Arbitration Rules forming part of this Agreement. Selection of Arbitrators shall be as follows: each party shall appoint one Arbitrator within twenty (20) days after the initial demand for arbitration, and the two Arbitrators so appointed shall appoint a third Arbitrator, who shall act as Chairman, within a further twenty (20) day period. If the parties fail to appoint the Chairman within said period, the parties will apply to the American Arbitration Association for appointment of the third Arbitrator. Any such arbitration shall be held in Baltimore, Maryland, unless the parties hereto agree in writing upon some other location for arbitration. The parties agree to be bound by the findings of the arbitration. Notwithstanding the foregoing, the courts shall have jurisdiction over injunctive or provisional relief pending arbitration. The Arbitrators shall not be empowered to award punitive damages to any party. All expenses of arbitration shall be allocated in accordance with the findings of the Arbitrators.

18. ASSIGNMENTS.

This Agreement may not be assigned by JCB or the Dealer without the other party's express written consent. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

19. ENTIRE AGREEMENT; AMENDMENT.

This Agreement (including all Exhibits and the related documents delivered pursuant hereto and referred to herein) is intended by the parties and does constitute the entire agreement between JCB and the Dealer with respect to the subject matter hereto. All previous arrangements, agreements or contracts (if any) between JCB and the Dealer relating to JCB Products (as defined herein) are hereby revoked and superseded by this Agreement. EXCEPT AS PROVIDED IN SECTION
8.4 OF THIS AGREEMENT, NO VARIATION OF THE TERMS OF THIS AGREEMENT SHALL HAVE ANY EFFECT UNLESS EVIDENCED IN WRITING AND SIGNED BY OR ON BEHALF OF THE DEALER AND JCB.

20. GENERAL.

The paragraph headings contained in this Agreement are for reference only and shall not affect in any way the meanings or interpretations of this Agreement.

IN WITNESS WHEREOF, JCB and the Dealer have caused this Agreement to be duly executed as of the date and year indicated below, effective as of the date and year first above written.

                                    EXHIBIT B

ADDITIONAL PLACES OF BUSINESS


None.

JCB INC.
JCB DEALERSHIP AGREEMENT
TABLE OF CONTENTS

JCB DEALERSHIP AGREEMENT

Section                                                                    Page
1.  Definitions ..........................................................   1
2.  Purchase and Sale of JCB Products, Terms, Prices .....................   2
3.  Covenants of the Dealer With Respect to Sales, Product Support
    and Performance ......................................................   3
4.  Sales Outside Area of Responsibility .................................   4
5.  Location of the Dealer ...............................................   5
6.  Sales by JCB .........................................................   5
7.  Reports of Inventory and Financial Status ............................   5
8.  Warranty by JCB ......................................................   5
9.  Dealer Not Agent .....................................................   7
10. Expiration and Termination ...........................................   7
11. Effect of Expiration or Termination ..................................   8*
12. Transactions After Expiration or Termination .........................  10
13. General Terms of Sale ................................................  10
14. No Waivers ...........................................................  11
15. Notice ...............................................................  11
16. Applicable Law; Invalidity ...........................................  11
17. Arbitration ..........................................................  11
18. Assignments ..........................................................  12
19. Entire Agreement; Amendment ..........................................  12
20. General ..............................................................  12

EXHIBIT A: JCB CERTIFICATE OF WARRANTY
EXHIBIT B: ADDITIONAL PLACES OF BUSINESS


*    Amended

                      AMENDMENT TO JCB DEALERSHIP AGREEMENT



DATE:  July 7, 19998

JCB INC., 10939 Philadelphia Road, P.O. Box 209, White Marsh, Maryland 21162 ("JCB") and CRESCENT MACHINERY COMPANY DBA MOODY-DAY. INC. a TEXAS corporation, with its principal place of business at 2323 IRVING BOULEVARD. DALLAS, TEXAS 75207 (The "Dealer") agree to the following amendment to the JCB Dealership Agreement entered into on May 22, 1998.

Add to:

1.2 JCB Products
AGRICULTURAL LINE
Dl Fastrac High Speed Agricultural Tractor
D2 Materials Handling Agricultural Range
D3 Agricultural Wheel Loaders
D4 Agricultural Skid Steer Loaders


1.3 Area of Primary Responsibility:

In the State of Texas, the Counties of:
         Dallas      Tarrant     Denton    Collins    Rockwall
         Kaufman     Ellis       Johnson   Parker     Wise
         Hood

Witness:          JCB INC.
                  By
                  Title President
                  Date July 14, 1998

Witness:          Distributor: CRESCENT MACHINERY COMPANY DBA MOODY DAY, INC.
                  By
                  Title Division Manager
                  Date July 7, 1998

AMENDMENT TO JCB DEALERSHIP AGREEMENT

DATE: 8/20/99

JCB INC., 10939 Philadelphia Road, P.O. Box 209, White Marsh, Maryland 21162 ("JCB") and CRESCENT MACHINERY COMPANY DBA MOODY-DAY. INC. a TEXAS corporation, with its principal place of business at 2323 IRVING BOULEVARD DALLAS. TEXAS 75207 (The "Dealer") agree to the following amendment to the JCB Dealership Agreement entered into on May 22, 1998.

Add to Exhibit B:

Crescent Machinery Company dba Moody Day, Inc.
1120 Blue Mound Road
Fort Worth, Texas 76131

Witness:                   JCB INC.
Joan Collison              By
                           Title President
                           Date August 20, 1999

Witness:                   Distributor:
                           CRESCENT MACHINERY COMPANY DBA MOODY DAY, INC.
                           By
                           Title President
                           Date August 16, 1999